                                                                     EXHIBIT 4.5

                       FORM OF AMENDMENT NO. 1 AND WAIVER
                          TO RESTRUCTURED LOAN FACILITY
                                 as evidenced by

              AMENDMENT NO. 1 AND WAIVER TO NOTE PURCHASE AGREEMENT

      This AMENDMENT No. 1 AND WAIVER TO NOTE PURCHASE AGREEMENT (this "Amendment and Waiver") is entered into as of December 20, 2004 among BANCO DE GALICIA Y BUENOS AIRES S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Issuer"), the holders parties hereto (the "Holders"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as agent for the Holders (in such capacity, together with any successor Agent appointed pursuant to Article VIII to the Note Purchase Agreement referred to below, the "Agent").

                                    RECITALS

      WHEREAS, the Issuer, the Holders, the Agent and Barclays Bank PLC, as Documentation Agent, have entered into a Note Purchase Agreement, dated as of April 27, 2004 (the "Note Purchase Agreement");

      WHEREAS, the Issuer, the Holders and the Agent desire to amend certain terms thereof relating to certain Securitization transactions to be entered into by the Issuer in order to facilitate the growth of the Issuer's business and respond to market conditions;

      WHEREAS, the Issuer desires to enter into a transaction to provide for the financing to complete the construction and improvements of the real estate set forth in Part A of Schedule V to the Note Purchase Agreement, which transaction is described in more detail in Schedule VI hereto (the "Proposed Torre Transaction"); and

      WHEREAS, to facilitate the Proposed Torre Transaction, the Issuer and the Holders desire to waive certain provisions of the Note Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

            SECTION 1. Defined Terms. Capitalized terms used in this Amendment and Waiver and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

            SECTION 2. Amendments to Section 1.1 of the Note Purchase Agreement.

            (a) The definition of "Debt" in Section 1.1 of the Note Purchase Agreement is hereby amended by deleting in its entirety the phrase "that the term "Debt" shall not include (i) "Debt incurred by the Issuer or any of its Subsidiaries in the ordinary course of business" (hereinafter defined) but shall include any Debt attributable to any Securitization" in the proviso therein, and replacing it with the following phrase:

            "that the term "Debt" shall not include (i) (x) "Debt incurred by the Issuer or any of its Subsidiaries in the ordinary course of business" (hereinafter defined) or (y) for purposes of Section 3.2(a) (A) any Net Cash Proceeds, up to an aggregate amount, for any Fiscal Year, equal to three percent (3%) of the Issuer's total consolidated (as defined pursuant to the terms of Section 33 of Argentine Law No. 19,550) assets, net of an amount equivalent to the aggregate of the Issuer's Debt with the Central Bank for liquidity support and for the purchase of the "Hedge Bond", received by the Issuer from the incurrence of Debt that is attributable to any Securitization, the Net Cash Proceeds of which are reinvested by the Issuer in Financial Assets by a date no later than one (1) year from the date of the closing of such Securitization transaction, or (B) any Debt attributable to, and incurred in compliance with the terms of, the Proposed Torre Transaction".

            (b) The definition of "Debt" in Section 1.1 of the Note Purchase Agreement is hereby further amended by adding the following sentence at the end thereof:

            "Notwithstanding the foregoing, the amount of any recourse obligation of the Issuer arising from or in connection with any Securitization shall constitute "Debt"."

            (c) Section 1.1 of the Note Purchase Agreement, is hereby further amended by deleting the "or" before sub-clause (vii) in the definition of "Permitted Liens", and by adding the following before the period therein:

            "; or (viii) any Lien upon the Torre Headquarters; provided, that
            (A) such Lien is created solely for the purpose of securing Debt attributable to, and incurred in compliance with the terms of, the Proposed Torre Transaction, (B) such Lien secures only such Debt and no other Debt obligation, and (C) such Lien shall not extend to or cover any Property other than the Torre Headquarters and any improvements to the Torre Headquarters".

            (d) Section 1.1 of the Note Purchase Agreement is hereby further amended by deleting the definition of "Headquarter Offices" and adding the following defined terms in alphabetical order:

            ""Financial Assets" means, on any date, new loans or credits originated and extended by the Issuer and of a nature or type arising from a Permitted Business."

            ""Proposed Torre Transaction" means the transaction described in
            Schedule VI hereto."

            ""Torre Headquarters" means the real estate set forth in Part A to
            Schedule V."

            SECTION 3. Amendments to Section 3.2 to the Note Purchase Agreement.

            (a) The proviso in the Section 3.2(a) of the Note Purchase Agreement Note Purchase Agreement is hereby deleted in its entirety and replaced by the following proviso:

            "provided that (i) the Issuer or such Significant Subsidiary shall not be required to so apply Net Cash Proceeds received by the Issuer or such Significant Subsidiary from the incurrence of Debt or from any Securitization that constitutes Debt having an original maturity of one (1) year or less; and (ii) any Debt or Securitization that constitutes Debt having an original maturity of greater than one (1) year and a portion of which is required to be used to prepay or redeem, as applicable, Debt pursuant to this paragraph, shall always have a maturity date and interest rate provision that, in each case, are more beneficial to the Issuer as compared with the Restructured Debt most similar in term and type to the Debt so incurred".

            (b) Section 3.2(b) is hereby amended by deleting in its entirety the proviso therein, and replacing it with the following proviso:

            "provided that (i) the Issuer or such Significant Subsidiary shall not be required to so apply Net Cash Proceeds received by the Issuer or such Significant Subsidiary from the Transfer of any Financial Assets, fixed assets, or the Transfer of any Capital Stock or Voting Stock in Permitted Businesses if such Net Cash Proceeds are reinvested, by such Person, by a date no later than one (1) year from the date of such Transfer in Financial Assets, and six (6) months from the date of such Transfer in fixed assets or any Capital Stock or Voting Stock in Permitted Businesses, respectively (it being understood that if at the end of such one-year or six-month period, as the case may be, no such investment has been consummated, the Issuer or such Significant Subsidiary shall immediately effect such prepayment or redemption as required hereunder); or (ii) one hundred percent (100%) of any portion of the Net Cash Proceeds (without deducting any amount or applying any basket) of the Transfer of any interest in the Torre Headquarters (other than the original Transfer effected as part, and in compliance with, the Proposed Torre Transaction) shall be applied, first, to the repayment of debt instruments incurred either directly or indirectly by the Issuer in connection with the Proposed Torre Transaction and second, to Debt prepayment or redemptions as described above".

            (c) Section 3.2(b) is hereby further amended by deleting the last sentence thereof in its entirety and replaced with the following:

            "Notwithstanding anything to the contrary herein, the Net Cash Proceeds received by the Issuer or any Significant Subsidiary from any Securitization (whether or not the material terms of such Securitization are governed by Argentine law) attributable to Debt shall be applied in accordance with Section 3.2(a) and the Net Cash Proceeds received by the Issuer or any Significant Subsidiary from any Securitization (whether or not the material terms of such Securitization are governed by Argentine law) that are not attributable to Debt (i.e., non-recourse Securitizations) shall be applied in accordance with
            Section 3.2(b)."

            SECTION 4. Amendment of Section 6.4 to the Note Purchase Agreement. Subsection (k) of Section 6.4 of the Note Purchase Agreement is hereby amended by deleting in its entirety the proviso therein, and replacing it with the following proviso:

            "provided that, notwithstanding the foregoing, the Issuer may, in addition to the above-mentioned, make Capital Expenditures (either directly or indirectly, as described in Schedule VI) during the term of this Agreement in connection with the Proposed Torre Transaction up to an aggregate amount of thirty million Dollars ($30,000,000) (or the Dollar Equivalent in any other currency)."

            SECTION 5. Amendment of Section 7.2 to the Note Purchase Agreement. The first sentence of Section 7.2 of the Note Purchase Agreement is amended to add the words "after the date hereof" after the words "shall occur".

            SECTION 6. Amendment to the Schedules to the Note Purchase Agreement. The Note Purchase Agreement is hereby amended by inserting Schedule VI, in the form attached hereto as Schedule VI, as new Schedule VI to the Note Purchase Agreement.

            SECTION 7. Waiver under the Note Purchase Agreement. Solely in connection with the Proposed Torre Transaction, the Holders hereby waive the delivery requirement of the opinion as set forth in Section 6.4(e) of the Note Purchase Agreement.

            SECTION 8. Conditions Precedent to Effectiveness. This Amendment and Waiver shall become effective upon the fulfillment by the Issuer, in form and substance satisfactory to the Agent, of all and each of the following conditions (the first Business Day on which the last of such conditions shall have been satisfied, the "Effective Date"):

            (a) The Agent (or its counsel) shall have received this Amendment and Waiver, duly executed and delivered by the Agent, the Issuer and each Holder party hereto;

            (b) The Issuer shall have paid to the Agent's Account, for the benefit of each Holder, the amount for each Holder set forth on Annex A hereto; and

            (c) The Holders have received the reimbursement of all invoiced fees and expenses of the Holder's counsel (Mayer, Brown, Rowe & Maw LLP), which invoices may include an estimate of fees and expenses, or confirmation that those fees and expenses have been paid directly by the Issuer.

            SECTION 9. Representations and Warranties. The Issuer represents and warrants to the Holders and the Agent that, as of the date hereof:

            (a)   Organization; Powers. The Issuer and each of its Subsidiaries
(i) is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, (ii) has obtained all required Authorizations to own its assets and conduct its business as presently conducted, and (iii) has the power, authority and legal right to enter into and perform its obligations hereunder.

            (b) No Conflicts. Neither the execution, delivery or performance hereof nor the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement (except those indentures, mortgages, agreements or other instruments or arrangements relating to, and/or in connection with, any Surviving Debt) to which the Issuer is a party or by which it is bound, or violate any of the terms or provisions of the Issuer's Charter or any Authorization, judgment, decree or order or any statute, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) applicable to the Issuer or result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Issuer or any of its Subsidiaries.

            (c) Due Authorization; Enforceability. This Amendment and Waiver has been duly authorized and executed by the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and other similar laws affecting creditor's rights generally, and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

            (d) No Additional Authorization, Etc. All the Authorizations needed by the Issuer to conduct its business and execute and comply with its obligations under this Amendment and Waiver or under which the Issuer is in any manner obligated have been obtained (except those Authorizations from the Central Bank that may become necessary for the Issuer to (i) make prepayments in accordance with the provisions of the Note Purchase Agreement and (ii) effect the Proposed Torre Transaction) and are final and in full force and effect and the Issuer has not received any notice of proceedings relating to the revocation, cancellation, expropriation or modification of any such Authorization.

            SECTION 10. Binding Effect; Ratification.

            (a) This Amendment and Waiver shall become effective as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

            (b) The Note Purchase Agreement, as amended hereby, remains in full force and effect, and is hereby ratified and confirmed by the parties hereto. Any reference to the Note Purchase Agreement from and after the date hereof shall be deemed to refer to the Note Purchase Agreement as amended hereby, unless otherwise expressly stated.

            SECTION 11. Miscellaneous.

            (a) Jurisdiction; Consent to Service of Process. (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and Waiver, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment and Waiver shall affect any right that any Holder or the Agent may otherwise have to bring any action or proceeding relating to this Amendment and Waiver in the courts of any jurisdiction. The Issuer irrevocably and unconditionally waives any right to claim a lack of jurisdiction should this Amendment and Waiver be enforced in the Country.

            (ii) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment and Waiver in any court referred to in subparagraph (i) of this section (a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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            (b)   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT AND WAIVER OR THE ACTIONS OF ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR PERFORMANCE THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND WAIVER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            (c) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                               [SIGNATURES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

                                           BANCO DE GALICIA Y BUENOS AIRES S.A.,
                                           as Issuer

                                               /S/ Hector E. Arzeno
                                           By:_________________________________
                                              Name: Hector E. Arzeno
                                              Title: Executive Vice President

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                               as Agent

                                              /S/ Wanda Camacho
                                           By:__________________________________
                                              Name: Wanda Camacho
                                              Title: Vice President

                                              /S/ Dorothy Robinson
                                           By:__________________________________
                                              Name: Dorothy Robinson
                                              Title: Vice President

                                    HOLDERS:

                                    NATEXIS BANQUES POPULAIRES

                                       /S/ Marc Colas de la Noue
                                    By:_________________________________________
                                       Name: Marc Colas de la Noue
                                       Title: FVP Head of Mercosur and Venezuela

                                        /S/ M. Chatelain
                                    By:_________________________________________
                                       Name: M. Chatelain
                                       Title: Senior Vice President

                                    NEDERLANDSE FINANCIERINGS-
                                    MAATSCHAPPIJ VOOR
                                    ONTWIKKELINGSLANDEN N.V.

                                       /S/ Janos Bonta
                                    By:_____________________________________
                                       Name: Janos Bonta
                                       Title: Head Regional Department Latin
                                              America and the Caribbean

                                         /S/ H. Cornelissen
                                     By:_____________________________________
                                       Name: H. Cornelissen
                                       Title: Manager IMR

                                                RZB FINANCE LLC

                                                    /S/ Juan M. Csillagi
                                                By:_____________________________
                                                    Name: Juan M. Csillagi
                                                    Title: Group Vice President

                                                    /S/ Christoph Hoedl
                                                By:_____________________________
                                                    Name: Christoph Hoedl
                                                    Title: Vice President

                                   SCHEDULE VI

                           Proposed Torre Transaction

Description of the transaction:         A real estate investment trust organized
                                        under the laws of Argentina would be
                                        established (the "REIT"). The Issuer
                                        shall own all of the ownership interests
                                        in the REIT which will be evidenced by
                                        certificates of participation in the
                                        REIT.

                                        The only assets to be owned by the REIT
                                        is the real estate set forth in Part A
                                        of Schedule V to the Note Purchase
                                        Agreement (the "Torre Headquarters"),
                                        cash and rent receivables. The REIT's
                                        income will be derived from rents from
                                        its real property or the gain from the
                                        sale of its real property.

                                        The sole purpose of the REIT will be to
                                        own the Torre Headquarters, to rent the
                                        Torre Headquarters, and to oversee the
                                        works required to complete construction
                                        of the Torre Headquarters. The REIT will not engage in any business and will not acquire any real property or own assets other than those related to its ownership of the Torre Headquarters.

                                        The REIT will issue debt instruments in
                                        an amount not to exceed U.S.$30 million
                                        (the "REIT debt instruments"). The term
                                        of the REIT debt instruments will be at
                                        least 15 years. The repayment terms of
                                        the REIT debt instruments will be
                                        substantially similar to the lease
                                        payments required to be made by the
                                        Issuer (or a third party) under a lease
                                        agreement with a substantially
                                        coterminous term to that of the debt
                                        instruments to be entered into between
                                        the REIT and the Issuer (or such third
                                        party).

Aggregate amount of capital
expenditures on Torre Headquarters      U.S.$30,000,000

Contribution Value of Torre
Headquarters:                           U.S.$44,100,000

Aggregate amount of debt to be
incurred by REIT:                       U.S.$30,000,000

                                    ANNEX A-1

                                     ANNEX A

                            Amendment and Waiver Fee

          HOLDER                     FEE
--------------------------       ----------
NATEXIS BANQUES POPULAIRES       $12,692.34

NEDERLANDSE FINANCIERINGS-
MAATSCHAPPIJ VOOR
ONTWIKKELINGSLANDEN N.V.         $44,813.15

RZB FINANCE LLC                  $12,692.34

                                      S-2